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                                                                   Exhibit 10(j)

                          CHANGE IN CONTROL AGREEMENT
                          ---------------------------



     AGREEMENT made the ___ day of _________, 1995, by and among DAUPHIN DEPOSIT CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal place of business in Harrisburg, Pennsylvania (hereinafter referred to as the "Corporation"), DAUPHIN DEPOSIT BANK AND TRUST COMPANY, a wholly-owned Bank subsidiary of the Corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal place of business in Harrisburg, Pennsylvania (hereinafter referred to as the "Bank") and ________________________ (hereinafter referred to as "Executive").

     WHEREAS, Executive is a key management employee of the Bank and currently serves the Corporation as ____________________________________.

     WHEREAS, the Corporation, Bank and Executive desire to enter into an Agreement whereby the Corporation and the Bank will agree to make certain payments to Executive upon termination under specific conditions in order to induce Executive to continue in employment.

     NOW, THEREFORE, in consideration of the employment of Executive and intending to be legally bound hereby, Executive, the Corporation and the Bank agree as follows:
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                                   ARTICLE I

                  TERMINATION PURSUANT TO A CHANGE IN CONTROL
                  -------------------------------------------

     1.1  Definition:  Termination Pursuant to a Change in Control.  Any of the
          --------------------------------------------------------
following events occurring during the period commencing with the date of any "Change in Control" (as defined in ARTICLE II hereof) and ending on the second anniversary of the date of the consummation of the Change in Control transaction, shall constitute a "Termination Pursuant to a Change in Control":

      (A) Executive's employment is terminated by the Corporation, the Bank or an acquiror or successor of either without "Good Cause" (as defined below); or

      (B) One of the following events occurs and Executive thereafter terminates Executive's employment:

               (i) the nature and scope of Executive's duties or responsibilities with the Corporation, the Bank or acquiror or successor are materially reduced from that which Executive enjoyed immediately prior to the Change in Control; or

               (ii) Executive's base salary immediately prior to the Change in Control is reduced; or

               (iii) Executive is assigned, without Executive's consent, to a principal place of employment which is more than fifty-five (55) miles from Executive's principal place of employment immediately prior to the Change in Control.


          For purposes of this Section 1.1, "Good Cause" shall mean (i) the commission of malfeasance in office constituting dishonesty or the commission of a crime or (ii) the willful and continued failure of Executive for a significant period of time to perform substantially Executive's duties, other than as a result of sickness or disability, after a written

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demand for substantial performance is delivered to Executive by the
Corporation's or the Bank's Board of Directors which specifically identifies the manner in which the Board of Directors believes that Executive has not substantially performed Executive's duties. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive, not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Corporation or the Bank. The burden of establishing the validity of any termination for Good Cause shall rest upon the Corporation or the Bank.

          1.2  Compensation Upon Termination Pursuant to a Change in Control.
               -------------------------------------------------------------
If Executive's employment is terminated and such termination is a Termination Pursuant to a Change in Control, the Corporation or the Bank (or any acquiror or successor thereto) shall provide the following to Executive:

          (A) Executive's compensation shall be continued for a period of two
     (2) years, commencing as of the Termination Pursuant to the Change in Control, but not beyond the date on which Executive attains age 65 or dies. For purposes of this Section 1.2, compensation shall mean the greater of
     (a) Executive's base salary in effect immediately prior to the Termination Pursuant to a Change in Control, plus any cash bonuses or annual incentive cash compensation earned by Executive with respect to the calendar year immediately preceding the date of the Termination Pursuant to a Change in Control or (b) Executive's base salary in effect immediately prior to the Change in Control, plus any cash bonuses or annual incentive cash compensation earned by Executive with respect to the calendar year immediately preceding the Change in Control. Each payment during the two
     (2) year payment period set forth in this Paragraph (A) shall be reduced by Executive's earned income from all sources during the two (2) year payment period; provided, however, that Executive shall have no duty to mitigate
             --------  -------
     damages by earning income during the period; and

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          (B) Executive shall be provided, for a period of two (2) years, commencing as of the Termination Pursuant to the Change in Control, but not beyond the date on which Executive attains age 65 or dies, with life, disability and accident and health insurance coverages comparable to employer sponsored plan coverages in effect for Executive immediately preceding the Termination Pursuant to a Change in Control. Comparable life, disability and accident and health insurance coverages may be provided to Executive under: (1) existing plans or programs in which the Executive participates, or (2) through conversion of group coverage pursuant to any group policy in effect, or (3) through other available commercial insurance arrangements, if obtainable, for Executive; provided,
                                                                      --------
     however, that to the extent a specific coverage cannot be continued or
     -------
     obtained under either (1), (2) or (3) above, Executive shall not be entitled to continuation of that specific coverage. Executive shall continue to be responsible for the cost of comparable insurance coverages following his Termination Pursuant to a Change in Control to the same extent as other similarly situated active employees of the Corporation or the Bank as of the Termination Pursuant to a Change in Control or, if there are no similarly situated employees, then to the same extent, on a percentage of total cost basis, that Executive was responsible for the cost of available insurance coverages prior to the Termination Pursuant to a Change in Control. With respect to health insurance coverage, Executive's spouse and/or eligible dependents, if covered under any employer sponsored accident and health insurance plan in effect for Executive as of Executive's Termination Pursuant to a Change in Control, shall also be provided with health insurance coverage for the two (2) year term set forth above (regardless of Executive's death or attainment of age 65 prior to the end of the two (2) year term), and under the same cost sharing method as described above.

          (C) Should the total of all payments made hereunder to Executive upon a Termination Pursuant to a Change in Control, together with any other payments which Executive has a right to receive from the Corporation, the Bank, any of the other subsidiaries of the Corporation, or any successors of any of the foregoing, result in the imposition of an excise tax under Internal Revenue Code Section 4999 (or any successor thereto), Executive shall be entitled to an additional "excise tax" adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, Executive will be in the same after-tax position as if no excise tax had been imposed. Any payment or benefit which is required to be included under Internal Revenue Code Sections 280G or 4999 (or any successor provisions thereto) for purposes of determining whether an excise tax is payable shall be deemed a payment "made to Executive" or a payment "which Executive has

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     a right to receive" for purposes of this provision.  The Corporation (or its successor) shall be responsible for the costs of calculation of the excise tax by the Corporation's independent certified accountant and tax counsel and shall notify Executive of the amount of excise tax due prior to the time such excise tax is due. If at any time it is determined that the additional "excise tax" adjustment payment previously made to Executive was insufficient to cover the effect of the excise tax, the gross-up payment pursuant to this provision shall be increased to make Executive whole, including an amount to cover the payment of any penalties resulting from any incorrect or late payment of the excise tax resulting from the prior calculation.


          1.3  Payments Not Exclusive.  The payments provided by this ARTICLE I
               ----------------------
shall not affect Executive's rights to receive any payments or benefits to which Executive may be or become entitled under any other existing or future agreement or arrangement of the Corporation, the Bank or any successor with the Executive, or under any existing or future benefit plan or arrangement of the Corporation, the Bank or any successor in which Executive is or becomes a participant, or under which Executive has or obtains rights, including without limitation, any qualified or nonqualified deferred compensation or retirement plans or programs. Any such rights of Executive shall be determined in accordance with the terms and conditions of the applicable agreement, arrangement or plan.

          1.4  Withholding for Taxes.  All payments required to be made under
               ---------------------
this Agreement will be made in accordance with the Corporation's or the Bank's normal payroll schedule and will be subject to withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

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                                   ARTICLE II
                                   ----------

                        DEFINITION OF CHANGE IN CONTROL
                        -------------------------------


          2.1 For purposes of this Agreement, the term "Change in Control" shall mean any of the following:

          (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 10% of the combined voting power of the Corporation's then outstanding securities or announces a tender offer or exchange offer for securities of the Corporation representing more than 10% of the combined voting power of the Corporation's then outstanding securities; or

          (B) the liquidation or dissolution of the Corporation or the Bank or the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Corporation or the Bank to an entity which is not a direct or indirect subsidiary of the Corporation; or

          (C) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or (b),
                                         ------
     the holders of Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

          (D) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation, or similar transaction of the

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     Corporation, or before any connected series of such transactions, if, upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease, to constitute a majority of the Board of Directors of the Corporation or, in a case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

          (E) any other event which is at any time designated as a "Change in Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of Executive.

          2.2 Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Bank providing for any of the transactions or events constituting a Change in Control pursuant to this ARTICLE II, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) a "Termination Pursuant to a Change in Control" (as defined in ARTICLE I hereof) has not occurred prior to such expiration or termination, for purposes of this Agreement (including, without limitation, ARTICLE I hereof) it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

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                                  ARTICLE III

                                    EXPENSES
                                    --------

          3.1  Legal Action.  If Executive determines in good faith that the
               ------------
Corporation, the Bank, or any successor to either of them, has failed to comply with its obligations under this Agreement, or if the Corporation, the Bank, or any successor to either of them, or any other person takes any action to declare this Agreement void or unenforceable, or institutes any legal action or arbitration proceeding with respect to this Agreement, each of the Corporation and the Bank hereby irrevocably authorizes Executive from time to time to retain counsel of Executive's choice, at the expense of the Corporation and the Bank, to represent Executive in connection with any and all actions and proceedings, whether by or against the Corporation, the Bank, any acquiror or successor, or any director, officer, stockholder or other person affiliated with any of the foregoing, which may adversely affect Executive's rights hereunder.

          3.2  Excise Tax Matters.  It is the intention of the Corporation and
               ------------------
the Bank that Executive not be required to incur any expenses associated with determination of the amount of any "excess parachute payment" under Internal Revenue Code Section 280G or the amount of any excise tax imposed on Executive pursuant to Internal Revenue Code Section 4999 (or any successor provisions thereto). Therefore, the Corporation and the Bank agree to pay all expenses, including the expenses of the Corporation's independent certified accountant and tax counsel, related to the determination of any excess parachute payment and excise tax, and to pay the legal costs and expenses of any tax audit of Executive

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to the extent such expenses relate to the amount of the excise tax determined by the Corporation or the Bank.

                                   ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          4.1  Termination of Employment.  This Agreement shall not in any way
               -------------------------
obligate either the Corporation or the Bank to continue the employment of Executive nor shall this Agreement limit the right of the Corporation or the Bank to terminate Executive's employment for any reason. Prior to the occurrence of a Change in Control as defined herein, Executive's employment may be terminated at any time by the Corporation or the Bank, in which case Executive shall have no further rights under this Agreement.

          4.2  Binding Effect; Assignment.  This Agreement shall be binding upon
               --------------------------
and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and, to the extent permitted hereunder, assigns. All of the obligations of the Corporation and the Bank hereunder shall be legally binding on any successor to the Corporation or the Bank, including without limitation, any successor as a result of the consummation of a Change in Control. The right of Executive to receive payments hereunder may not be assigned, alienated, pledged or otherwise encumbered by Executive and any attempt to do so shall be void and of no force or effect.

          4.3  Entire Agreement; Amendment.  This Agreement represents the
               ---------------------------
entire understanding between the parties hereto with respect to the subject matter hereof and may

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be amended only by an instrument in writing signed by the parties hereto.  This
Agreement supersedes and replaces the Change in Control Agreement dated October 27, 1986, as amended on August 7, 1989, between the parties hereto and said agreement is hereby terminated in all respects.

          4.4  Jurisdiction.  The parties hereto consent to the exclusive
               ------------
jurisdiction of the courts of the Commonwealth of Pennsylvania in any and all actions arising hereunder.

          4.5  Governing Laws.  This Agreement shall be governed and construed
               --------------
under the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

          4.6  Unfunded Obligations.  The obligations to make payments hereunder
               --------------------
shall be unfunded and Executive's rights to receive any payments hereunder shall be the same as those of any other unsecured general creditor.

          4.7  Individual Agreement.  This Agreement constitutes an agreement
               --------------------
solely between the Corporation, the Bank and Executive named herein. This Agreement is intended to constitute a non-qualified arrangement for the benefit of a key management employee and shall be construed and interpreted in a manner consistent with such intention.

          4.8  Headings.  All headings preceding the text of the several
               --------
paragraphs hereof are inserted solely for reference and shall not constitute a part of this Agreement, nor affect its meaning, construction or effect.

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          IN WITNESS WHEREOF, the Corporation and the Bank have caused this
Agreement to be executed and attested to on their respective behalf by their duly authorized officers, and Executive hereunto has set his hand and seal as of the day and year first above written.

ATTEST:                       DAUPHIN DEPOSIT CORPORATION



_______________________       By:__________________________________
(Assistant) Secretary
(SEAL)


ATTEST:                       DAUPHIN DEPOSIT BANK AND TRUST
                              COMPANY


_______________________       By:__________________________________
(Assistant) Secretary
(SEAL)


WITNESS:                      EXECUTIVE


_______________________       ________________________________(SEAL)


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